Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-263593 and 333-263725 on Form F-1 of our report dated March 29, 2022 relating to the financial statements of Imperial Petroleum Inc. (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

March 30, 2022